Exhibit 5.8

March 12, 2019

Community Health Systems, Inc.

CHS/Community Health Systems, Inc.

4000 Meridian Boulevard

Franklin, Tennessee 37067

Ladies and Gentlemen:

We have acted as special counsel in the State of Indiana (the “State”) for Frankfort Health Partner, Inc., an Indiana corporation, and QHG of Clinton County, Inc., an Indiana corporation hereto (collectively, the “Indiana Subsidiary Guarantors”), in connection with the Indiana Subsidiary Guarantors’ proposed guarantees (collectively, the “Debt Securities Guarantees”) of debt securities (collectively, the “Debt Securities”) to be issued from time to time by Community Health Systems, Inc., a Delaware corporation (“Parent”), or CHS/Community Health Systems, Inc., a Delaware corporation (“CHS” and, together with Parent, the “Issuers”), pursuant to forms of senior and subordinated notes indentures (collectively, the “Indentures”) that were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Issuers’ registration statement on Form S-3 (the “Registration Statement”) on or about March 12, 2019.

In rendering the opinions expressed below, we have examined and relied on originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement and the Indentures. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments, and other documents and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein including certification of existence for each of the Indiana Subsidiary Guarantors and their organizational documents as filed with the respective Secretaries of State and documents presented to us as their respective bylaws.

Based on the foregoing, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

1. Based solely on the Certificates of Existence for each of the Indiana Subsidiary Guarantors, issued by the Indiana Secretary of State, each dated as of March 7, 2019, each of the Indiana Subsidiary Guarantors is validly existing under the laws of the State.

2. Each of the Indiana Subsidiary Guarantors has the requisite corporate power to guarantee the Debt Securities pursuant to the terms of the Indentures and to perform its obligations under the Debt Securities Guarantees.

3. The Debt Securities Guarantees, upon being duly authorized by all necessary corporate action, executed by an authorized signatory and delivered, will be validly authorized, executed, and delivered for corporate law purposes by each of the Indiana Subsidiary Guarantors.

In rendering the opinion set forth above, we have further assumed, without independent investigation, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as

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duplicates or certified or conformed copies, the authenticity of the originals of such latter documents, that persons purporting to act on behalf of any of the Indiana Subsidiary Guarantors occupy the position which they purport to occupy and that facts recited in any of such documents are true and correct. In our review and in preparing and rendering this opinion, we have found no reason to believe that any of such stated facts upon which we have relied in rendering this opinion are not correct.

Our opinions above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting creditor’s rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the exercise of judicial discretion in accordance with principles of equity and (v) an implied covenant of good faith and fair dealing.

We are members of the Bar of the State, and we do not express any opinion herein concerning any law other than the law of the State.

This opinion is rendered as of the date of this letter, and we express no opinion as to circumstances or events which may occur subsequent to such date. This opinion is rendered to you in connection with the transactions described above. We hereby consent to any reliance on this opinion letter and the opinions provided herein by the law firm Simpson Thacher & Bartlett LLP in connection with the legal opinion provided by that law firm that is in included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/S/ BINGHAM GREENEBAUM DOLL LLP